AMENDMENT
                                   TO
                           AMENDED AND RESTATED
                  AGREEMENT AND PLAN OF REORGANIZATION
                  ------------------------------------


          This Amendment, dated as of June 20, 1994 (the "Amendment"), amends to the extent specified herein the Agreement and Plan of Reorganization, dated as of December 11, 1992, as amended and restated on July 2, 1993 and as of September 10, 1993 (the "Merger Agreement"), by and among The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Resources, Inc., an Indiana corporation ("PSI"), PSI Energy, Inc., an Indiana corporation ("Energy"), CINergy Corp., a Delaware corporation (the "Company") and CINergy Sub, Inc., an Ohio corporation ("CINergy Sub"). Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have such meanings as are ascribed to such terms in the Merger Agreement.

                           W I T N E S S E T H
                           - - - - - - - - - -

          WHEREAS, the parties to the Merger Agreement are in the process of obtaining certain regulatory approvals which are conditions precedent to the consummation of the business combination transaction contemplated by the Merger Agreement; and

          WHEREAS, the parties to the Merger Agreement deem it to be in their best interest to amend Sections 1A.2(c) and 9.1(b) of the Merger Agreement in order to allow for additional time to obtain such required regulatory approvals.

          NOW, THEREFORE, in consideration of the premises and the representatives, warranties, covenants and agreements contained herein, the parties, each intending to be legally bound hereby, agree as follows:

          1. Section 1A.2(c) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

               "(c) The date set forth in Sections 2, 7(a) and 7(d) of each of the PSI Stock Option Agreement and the CG&E Stock Option Agreement is amended to be September 30, 1994."

          2. Section 9.1(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

               "(b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before September 30, 1994; provided, however, that the right to terminate the Agreement under this
Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date;"

          3. Without limiting in any respect any of the representations and warranties set forth in the Merger Agreement, each party represents and warrants with respect to itself that this Amendment has been duly and validly authorized, executed and delivered and constitutes a valid and binding obligation of each such party enforceable against such party in accordance with its terms.

          4. The Merger Agreement is hereby reaffirmed in its entirety, except to the extent specifically amended hereby.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          6. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, CG&E, PSI, Energy, CINergy Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              THE CINCINNATI GAS & ELECTRIC
                                   COMPANY


                              By:        Jackson H. Randolph
                                  -------------------------------
                                 Name:   Jackson H. Randolph
                                 Title:  President and Chief
                                         Executive Officer

                              PSI RESOURCES, INC.


                              By:        James E. Rogers
                                  -------------------------------
                                 Name:   James E. Rogers
                                 Title:  Chairman and Chief
                                         Executive Officer

                              PSI ENERGY, INC.


                              By:        James E. Rogers
                                  -------------------------------
                                 Name:   James E. Rogers
                                 Title:  Chairman, President and
                                         Chief Executive Officer

                              CINERGY CORP.


                              By:        Jackson H. Randolph
                                  -------------------------------
                                 Name:   Jackson H. Randolph
                                 Title:  Chairman and Chief
                                         Executive Officer

                              CINERGY SUB, INC.


                              By:        Jackson H. Randolph
                                  -------------------------------
                                 Name:   Jackson H. Randolph
                                 Title:  Chairman and Chief
                                         Executive Officer